SECURITIES AND EXCHANGE COMMISSION
==================================
AMENDMENT NO.1 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
==================================

Business Marketing Services, Inc.
(Exact Name of Small Business Issuer in its Charter)

Delaware		80-0154787
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Business Marketing Services, Inc.
701 Fifth Ave 42nd Fl.
Seattle, WA 98104
(206) 262-7336
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Business Marketing Services, Inc.
701 Fifth Ave 42nd Fl.
Seattle, WA 98104
(206) 262-7336
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ÿ

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ÿ

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	4,200,000	$0.0 5	$ 210,000	$ 8.25

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $ 0.05 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.   The fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 plus an increase based  on the fact the shares will be liquid and registered.   There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  JULY   ,  2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision .

About Our Company

Business Marketing Services, Inc. (“Business Marketing Services” or the “Company”) is a Delaware Corporation, founded on December 7, 2007.  Business Marketing Services Inc. plan of business is to publish and distribute 13 month calendars that will be marketed to businesses of all industries to hand out to their customer’s as a promotional tool and to publish and distribute industry and profession specific wall planners. Business Marketing Services Inc. would someday like to operate nationwide but is planning on initially implementing its business plan in Wenatchee and greater Seattle in the State of Washington

Where You Can Find Us

Our principal executive offices are located at, 701 Fifth Ave 42nd Fl, WA 98104 and our telephone number is
(206) 262-7336.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $ 0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum $0.01 plus an increase based on the fact the shares will be liquid and registered .  The $0. 05 offering price is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (December 7, 2007) through December 31, 2007 are derived from our audited financial statements.

For the Period from Inception (December 7, 2007) through December 31, 2007 (audited)
STATEMENT OF OPERATIONS

Revenues	$-
Total Operating Expenses	3,250
Professional Fees	-
General and Administrative Expenses	3,250
Net Loss	(3,250)

	AS OF MARCH 31,	AS OF DECEMBER 31,
	2008	2007
BALANCE SHEET DATA	(unaudited)	(audited)

Cash	$926	$-
Total Assets	926	-
Total Liabilities	2,250	1,750
Stockholders’ Equity	(1,324)	(1,750)

4,200,000 SHARES OF
BUSINESS MARKETING SERVICES, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 4,200,000 shares of our common stock can be sold by selling security holders at a fixed price of $0. 05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.   The fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling stockholders of $0.01 plus an increase based on the fact the shares will be liquid and registered.    There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: July   , 2008

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in December 2007. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. We are a start-up company that is attempting to sell calendars and advertising space for industry specific wall planners. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

          -    our ability to market our product
          -    our ability to generate revenues
          -    our ability to raise the capital necessary to continue marketing and developing our product.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to execute our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

WE WILL OPERATE IN A HIGHLY COMPETITIVE BUSINESS ENVIRONMENT.

Competition for advertising dollars in the publishing industry is intensely competitive. We will face competition from magazines, trade publications, wall and desk planner publishers and other print media, as well as non-profit groups that rely on advertising for fund raising. Many of these competitors have been in business for much longer than we have and have retained successful sales personnel. They also have established relationships with advertisers. We will attempt to compete against these groups by emphasizing the unique advertising features of our product. However, we cannot assure you that such a marketing plan will be successful.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF DOUG BLACK. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Doug Black, our only officer. We currently do not have an employment agreement with Mr. Black. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

THE OFFERING PRICE OF THE SHARES SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $ 0.05 per share for the shares of common stock was determined based upon the original purchase price paid by the selling shareholders of $0.01 plus an increase based on the fact the shares will be liquid and registered. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 4.  Use of Proceeds.

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5. Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined based on the original price paid by our selling shareholders $0.01 plus an increase based on the fact our shares will be liquid and registered . The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in March 2008 pursuant to an exemption under Rule 506 of Regulation D

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution.

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 4,200,000 shares of our common stock held by 42 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in March 2008.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  July 11 , 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Shawn Arizmendi	100,000	100,000	0	0%
Brian Bilderback	100,000	100,000	0	0%
Cami Bilderback	100,000	100,000	0	0%
Lisa Chivers	100,000	100,000	0	0%
Denise Cook	80,000	80,000	0	0%
Michael Cornish	100,000	100,000	0	0%
Jennifer Couch	100,000	100,000	0	0%
Robert Couch	100,000	100,000	0	0%
Renee Cummings	100,000	100,000	0	0%
Jeff Dennis	100,000	100,000	0	0%
Cory Easley	100,000	100,000	0	0%
Curtis Egtuedt	100,000	100,000	0	0%
Arlen Gatzga	50,000	50,000	0	0%
Chris Gorny	50,000	50,000	0	0%
Ernest Hawthorne	100,000	100,000	0	0%
Michael Hooton	50,000	50,000	0	0%
Keegan Hughes	100,000	100,000	0	0%
Sharon Hughes	100,000	100,000	0	0%
James Hull	150,000	150,000	0	0%
Hartley Jones	150,000	150,000	0	0%
Gerilyn Kaye	150,000	150,000	0	0%
Jeffrey Kennedy	100,000	100,000	0	0%
Patricia Kyser	120,000	120,00	0	0%
Celeste Lee	120,000	120,000	0	0%
Feliz Makarness	100,000	100,000	0	0%
Jose Martinez II	100,000	100,000	0	0%
Marco Martinez	100,000	100,000	0	0%
Walter Matzuy	80,000	80,000	0	0%
Jeffrey Moore	80,000	80,000	0	0%
Cherina O’Flaherty	100,000	100,000	0	0%
David Piffer	100,000	100,000	0	0%
Shannon Rasmussen	80,000	80,000	0	0%
Colin Richardson	150,000	150,000	0	0%
Sheena Ritter	120,000	120,000	0	0%
Bridgit Shales	100,000	100,000	0	0%
Chad Shales	100,000	100,000	0	0%
Jennifer Shefley	100,000	100,000	0	0%
Thomas Shepard	120,000	120,000	0	0%

James Slater	100,000	100,000	0	0%
Holly Smith	50,000	50,000	0	0%
Michael Termuende	80,000	80,000	0	0%
Joffre Williams	120,000	120,000	0	0%

 Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Item 8. Plan of Distribution.

The selling security holders may sell some or all of their shares at a fixed price of $0. 05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals.   The fixed price of $0.05 has been determined based upon the original purchase price paid by the selling shareholders of $0.01 plus an increase based on the fact the shares will be liquid and registered .  Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  However, sales by selling security holder must be made at the fixed price of $0. 05 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered.

General

Our authorized capital stock consists of 200,000,000 Shares of common stock, $0.0001 par value per Share and 50,000,000 shares of preferred stock, par value $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.0001 par value per share.  Currently we have 19,200,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock, $0.0001 par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently no preferred Shares are issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Item 10. Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant.

Organization Within Last Five Years

We were incorporated in December 2007 in the State of Delaware. In December 2007, we issued 15,000,000 to Doug Black for $1,500. In March 2008 we completed an offering in which we sold 4,200,000 common shares at $0.01 per share in connection with our private placement.

Description of Business

General

Business Marketing Services, Inc. (“BMSI”) plan of business is to publish and distribute 13 month calendars that will be marketed to businesses of all industries to hand out to their customer’s as a promotional tool and to publish and distribute industry and profession specific wall planners. BMSI would someday like to operate nationwide but is planning on initially implementing its business plan in Wenatchee and greater Seattle in the State of Washington.

Calendars:

We initially plan to print 5,000 calendars with pictures of a nature theme and 5,000 calendars with women posing in a bikini or lingerie as a second theme. Each picture will be unique and be copyrighted for use on BMSI calendars only. Our goal is to have a calendar ready for the 2009 calendar year. We will then print the name, address, logo, etc. of each customer on the front of every calendar that they order for a fee that will be viewed on all months of the year by their customers.

We believe that there is a large sector of businesses that would still like to see what some consider politically in-correct calendars that feature scantily clad women models. Businesses that cater primarily to male customers will be our primary focus for these calendars. The past decade has seen calendars of this nature disappear from circulation.  We plan to have 5,000 calendars with the pictures of thirteen women (one for each of the thirteen months) and 5,000 with thirteen nature themed pictures ready by October 15, 2008 in time for the 2009 calendar season. We plan to order 10,000 calendars in total. The calendars will then be sold and re-printed with the customers name and information on the bottom of each calendar. We have confirmed that the re-printing of the calendar with its customer’s information at the bottom can be done within seven working days and shipped to the customer within 48 hrs.

We have obtained many quotes from professional photographers. The rate would be $300.00 per photo shoot. The photographer would agree to sign a release that would allow BMSI the right to use the images for a commercial purpose. We have secured six of the models that we intend to use. The cost per photo shoot with the right to publish the images is $500 per model. The average cost to produce the photo for every month of the calendar is $800 so the entire year would cost approximately $10,400 for the photos for the woman themed calendar in year one. The photos will be re-used by BMSI in “year two” so the cost for the photos applies to year one only.

The photos for the nature themes have been sourced out by either location or by view of ones that can be purchased for commercial use. The cost range is $900 to $1,200 for the nature theme scenes that have been chosen as preferred locations and $1,500 to $5,000 for exclusive rights of previously taken photos. We have budgeted $13,000 for the photos for its nature themed calendars. The photos will be re-used in “year two” so the cost for the photos applies to year one only.

Wall Planners:

In addition we plan to engage in the publication and distribution of industry and profession specific wall planners. Each wall planner will measure approximately 24 x 36 inches and will contain a 13-month calendar that includes industry specific key dates and events. For each calendar, we will sell advertising space located around the perimeter of the wall planner to businesses and professionals that wish to market their products or services to the specific industry for which the wall planner is made. In addition, each wall planner has one primary sponsor that receives prominent advertising space at the top of the wall planner and is allowed to place its logo in the middle of the calendar.

We plan to initially print 3,000 wall planners for each industry group that we target and distribute them to members of the targeted industry or profession free of charge. We will generate revenue solely through the sale of advertising space on the wall planners. In our first year we would like to target the following three industries for our wall calendar: the golf industry, wedding industry and automobile industry. We are encouraged by the response that we have generated to date and intend to commence selling advertising space in the month of July 2008 for the 2009 calendar year. These wall planners will be produced upon our sale of all the available advertising space.

We will mail wall planners to members of the targeted industry or profession free of charge and on an unsolicited basis. We will obtain lists of appropriate recipients from the phone book, internet, professional lists and national statistical agencies. We will contact various professional agencies and organizations to obtain professional lists also. We will not incur any costs in producing a wall planner until all of the advertising space is sold. In this way, we ensure that the revenue generated from the production of each wall planner will be greater than our cost to produce it.

We have a vision to expand to all over America servicing every industry. If the wall planner and calendar turn out to be a successful way for the company’s customers to reach their potential customers they may re-order on an annual basis. The company intends to send out special offers to previous customers in advance to encourage them to re-order for the following year.

Advertising and Sales Strategy:

We have been gathering lists of potential advertisers for our wall planners and customers for its first calendars. If enough capital is available the company will immediately initiate its sales strategy of contacting everyone on the list and will hire a salesperson for the greater Seattle area.

We plan to generate revenue solely through the sale of advertising space on our wall planners and from the sale of our calendars.  The amount of advertising revenue that we generate is directly proportional to the number of wall planners and calendars we produce and the number of advertising spaces we sell.

We have no specific contracts with any advertisers. Each time we decide to create an additional wall planner, we need to find advertisers that are targeting the industry or professional group that will receive the planners. Some advertisers may advertise on successive wall planners or specific planners reproduced in subsequent years, while others will limit their advertising to specific target groups on a one-time basis. The same is said for customers that purchase our calendars.

We may enter into advertising agreements with our advertisers in order to secure long-term commitments. It is anticipated that advertisers would receive a discount from our standard rates if they committed to placing multiple or repeated advertisements or calendar orders. While this would reduce the amount of revenue we would generate, it might allow us to produce more wall planners in a shorter time frame since we would not have to secure as many additional advertisers for each wall planner.

Competition:

Our main competitors are other businesses producing and distributing planners, calendars, trade publications, magazines and newspapers.

Wall Planners

Although there are many publishing companies in greater Seattle we are not aware of any companies producing industry specific wall planners. From time to time, non-profit and charitable organizations in various American cities sell advertising space in connection with the sale and distribution of wall planners, calendars, appointment diaries and similar products for fundraising purposes. Due to the limited production of such planners, we do not consider such endeavors as a threat to our business success.

While many office supply stores sell wall and desk planners to consumers, very few of these contain substantial third party advertisements. As well, this is unlikely to affect our business since we distribute wall planners for free.

Our chief competitive threat is other publishing companies entering the industry-specific wall planner market. There are no barriers that would prevent another company from adopting our business plan and competing with us in various cities. However, due to the number of cities in America that would be appropriate markets for wall planner distribution, we do not expect that such competition will prevent us from accomplishing our business objectives.

Trade Publications and Magazines

The chief competitive advantage that trade publications and magazines have compared to our wall planner advertising is that they are an established form of marketing with which advertisers are comfortable. The name recognition of many of these publications, and their association with a particular industry or profession, is also a contributing factor. However, many recipients of trade publications and industry specific magazines often do not read them in detail. Even if they do, most magazines are discarded after one or several readings. As well, not every page of the magazine is read. Up to 50% of the space in these magazines is reserved for advertisements creating clusters of advertisers' messages. This reduces the frequency and the likelihood of exposure for an individual advertiser's message. Due to these facts, the target audience of an advertisement may not be exposed to an advertisement for very long, if at all.

Because our wall planners are designed as a useful office item to be affixed to a wall and contain a calendar, it would be more likely that our advertisements would be viewed by the professional targeted, as well as his or her clients, over the course of 13 months. Advertisements would likely be in plain view in an office or place of business at all times, as opposed to being hidden inside a magazine. However, we have not conducted any research to determine how many recipients of our wall planners actually use them. We plan to undertake such research once we produce and distribute a minimum of 9,000 planners. This would give us an adequate number from which to gather statistically accurate data.

Newspapers

In our main target area of greater Seattle, our main competitors will be the city's two daily newspapers: the Seattle Times and the Seattle Post-Intelligencer.  We anticipate that we will be able to overcome competition from local newspapers because our advertising targets specific industry and professional groups and is comparatively inexpensive. However, for the advertiser attempting to reach the general consumer population, local newspaper advertisements may provide them with greater exposure.

Calendars

There are many companies that create similar nature themed calendars for re-printing with their customers name and or an advertisement on the bottom but we cannot find any companies in the State of Washington that are printing calendars with sexy woman themes. The company believes after lots of research that there is a large market for calendars with this theme.

In addition, we may face competition based on price. If our competitors lower advertising rates as they relate to their publications, then it may not be possible for us to sell advertising space on our wall planners or calendars at economically viable prices. Increased competition could result in:

     -    Lower than projected advertising fees from our wall planners or calendars;
     -    Lower profit margins on our wall planner or calendar production; and
     -    Our inability to produce additional wall planners or calendars in a timely fashion if needed as we do not print our wall planners until all advertising space is sold in advance.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products and services that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Our ability to achieve and maintain profitability will be affected by our ability to control our costs. We expect to hire printers on an independent contractor basis and salespersons on a salary plus commission basis, we expect to incur most costs only after we have sold enough advertising space to publish a specific wall planner. Calendars will be ordered in batches of 5,000. In the first year of business, we expect that any profit we realize from our operations will be spent on legal fees, marketing fees, salaries, printing costs, shipping costs, administrative costs etc.

The company’s President has conducted research concerning the advertising market in the State of Washington focusing on the greater Wenatchee and Seattle areas. The research, he discovered was that local advertisers typically rely on magazines, trade publications and daily newspapers to specifically target particular professions and business sectors. However, the recipients of trade publications and industry specific magazines often do not read them in detail. As well, such publications are often disposed of shortly after receipt. As a result, such a recipient may not be exposed to an advertisement for very long, if at all. In response to this, BMSI is focusing on the concept of publishing and distributing wall planners and calendars that would allow advertisers to target specific local industries. Because the wall planners and calendars were designed to be useful items to be affixed to an office wall and would contain a 13-month calendar, it would be more likely that the advertisements printed on the wall planner would be viewed by the professional targeted, as well as his or her clients and visitors, over the course of a year.

We intend to expand our wall planner and calendar production and distribution business in Washington State by targeting additional professional and industry groups in the future. The company has a vision to expand to all over America servicing every industry. If the wall planner and calendar turn out to be a successful way for the company’s customers to reach their potential customers they may re-order on an annual basis. The company intends to send out special offers to previous customers in advance to encourage them to re-order for the following year.

Government Regulation:
We do not expect any governmental regulations to have an impact on our planned business operations. Existing laws with which we must comply cover issues that include:

        -      State taxes;
        -      Pricing controls;
        -      Libel and defamation; and
        -      Copyright, trademark and patent infringement.

New laws may impact our ability to market our products in the future. However, we are not aware of any pending laws or regulations that would have an impact on our business.

DESCRIPTION OF PROPERTY

Our business office is located at 701 Fifth Ave 42nd Fl. Seattle, WA 98104.  The company has leased a shared office space at: 701 Fifth Ave 42nd Fl. Seattle, Washington for a fee of $2,580 for one year. Mr. Black intends to mainly use his home office in Wenatchee, as the company’s base of operations which he will not charge the company rent at this time.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 43 shareholders of our common stock.

Rule 144 Shares

As of June 23, 2008 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After July 2008 the 15,000,000 shares issued to Doug Black will become available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  After September 2009 the 4,200,000 shares of our common stock held by the 42 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public. Sales under Rule 144 are subject availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

Business Marketing Services, Inc.
(a development stage company)

FINANCIAL STATEMENTS

AS OF MARCH 31, 2008

AND DECEMBER 31, 2007

Business Marketing Services, Inc.
(a development stage company)
Financial Statements Table of Contents

FINANCIAL STATEMENTS	Page #

For the Quarter Ending March 31, 2008

Balance Sheet	F-1

Statement of Operations and Retained Deficit	F-2

Statement of Stockholders Equity	F-3

Cash Flow Statement	F-4

Notes to the Financial Statements	F-5/F-8

For the Year Ending December 31, 2007

Report of Independent Registered Auditor	F-9

Balance Sheet	F-10

Statement of Operations and Retained Deficit	F-11

Statement of Stockholders Equity	F-12

Cash Flow Statement	F-13

Notes to the Financial Statements	F-14/F-17

BUSINESS MARKETING SERVICES, INC.
(a development stage company)
BALANCE SHEET
As of March 31, 2008 and December 31, 2007

ASSETS

CURRENT ASSETS	3/31/2008	12/31/2007

Cash	$926	$-

Total Current Assets	926	-

TOTAL ASSETS	$926	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued Expenses	$2,250	$1,750

Total Current Liabilities	2,250	1,750

TOTAL LIABILITIES	2,250	1,750

STOCKHOLDERS' EQUITY

Preferred Stock - Par value $0.0001;
Authorized: 50,000,000
None issues and outstanding	-	-

Common Stock - Par value $0.0001;
Authorized: 200,000,000
Issued and Outstanding: 19,200,000 and 15,000,000	1,920	1,500

Additional Paid-In Capital	42,580	-
Stock subscription receivable	(42,000)	-
Accumulated Deficit	(3,824)	(3,250)

Total Stockholders' Equity	(1,324)	(1,750)

TOTAL LIABILITIES AND EQUITY	$926	$-

The accompanying notes are an integral part of these financial statements.

BUSINESS MARKETING SERVICES, INC.
(a development stage company)
STATEMENT OF OPERATIONS
For the three months ended March 31, 2008 and
from inception (December 7, 2007) through March 31, 2008

	3 MONTHS	FROM
	ENDING	INCEPTION
	3/31/2008	TO 03/31/08

REVENUE	$-	$-

COST OF SERVICES	-	-

GROSS PROFIT OR (LOSS)	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	574	3,250

NET INCOME (LOSS)	(574)	(3,250)

ACCUMULATED DEFICIT, BEGINNING BALANCE	(3,250)	-

ACCUMULATED DEFICIT, ENDING BALANCE	$(3,824)	$(3,250)

Earnings (loss) per share	$(0.00)	$(0.00)

Weighted average number of common shares	15,011,507	15,036,207

The accompanying notes are an integral part of these financial statements.

BUSINESS MARKETING SERVICES, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
From inception (December 7, 2007) through March 31, 2008

		COMMON	PAID-IN	ACCUM.	TOTAL
	SHARES	STOCK	CAPITAL	DEFICIT	EQUITY

Stock issued on acceptance	15,000,000	$1,500	$-	$-	$1,500
of incorporation expenses
December 7, 2007

Net Income (Loss)				(3,250)	(3,250)

Total, December 31, 2007	15,000,000	1,500	-	(3,250)	(1,750)

Capital Contribution			1,000	-	1,000

Stock subscribed in March
2008 at $0.01 per share
on private placement	4,200,000	420	41580	-	42,000

Stock subscription receivable					(42,000)

Net Income (Loss)				(574)	(574)

Total, March 31, 2008	19,200,000	$1,920	$42,580	$(3,824)	$(1,324)

The accompanying notes are an integral part of these financial statements.

BUSINESS MARKETING SERVICES, INC.
(a development stage company)
STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2008 and
from inception (December 7, 2007) through March 31, 2008

	3 MONTHS	FROM
	ENDING	INCEPTION
CASH FLOWS FROM OPERATING ACTIVITIES	3/31/2008	TO 03/31/08

Net income (loss)	$(574)	$(3,250)

Stock issued as compensation	-	1,500
Increase (Decrease) in Accrued Expenses	500	1,750

Total adjustments to net income	500	3,250

Net cash provided by (used in) operating activities	(74)	-

CASH FLOWS FROM INVESTING ACTIVITIES

None	-	-

Net cash flows provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Contribution of Capital	1,000

Net cash flows provided by (used in) financing activities	1,000	-

CASH RECONCILIATION

Net increase (decrease) in cash	926	-
Cash - beginning balance	-	-

CASH BALANCE - END OF PERIOD	$926	$-

The accompanying notes are an integral part of these financial statements.

Business Marketing Services, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

1.   Summary of significant accounting policies:

Industry:

Business Marketing Services, Inc. (the Company), was incorporated in the state of Delaware as of December 7, 2007. Business Marketing Services’ plan of business is to publish and distribute 13 month calendars that will be marketed to businesses of all industries to hand out to their customer’s as a promotional tool and to publish and distribute industry and profession specific wall planners.

The Company has adopted its fiscal year end to be December 31.

Results of Operations and Ongoing Entity:

The Company is considered to be an ongoing entity for accounting purposes; however, there is substantial doubt as to the Company's ability to continue as a going concern. The Company's shareholders fund any shortfalls in the Company's cash-flow on a day to day basis during the time period that the Company is in the development stage.

Liquidity and Capital Resources:

In addition to the stockholder funding capital short-falls, the Company anticipates interested investors that intend to fund the Company's growth.

Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting:

The Company's financial statements are prepared in accordance with U.S. generally accepted accounting principles.

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, the Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Business Marketing Services, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments:

The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities.  The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2.   Related Party Transactions and Going Concern:

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company's shareholder funds The Company's activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

3.   Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4.   Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5.   Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

Business Marketing Services, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

6.   Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7.   Operating Lease Agreements:

The Company has no agreements at this time.

8.   Stockholder's Equity:

Preferred stock includes 50,000,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

Common Stock includes 200,000,000 shares authorized at a par value of $0.0001, of which 15,000,000 have been issued for the amount of $1,500 on December 07, 2007 in acceptance of the incorporation expenses for the Company.

During March 2008, the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $42,000 in the issuance of 4,200,000 shares of common stock at $0.01 per share. The Company’s management considers this offering to be exempt under the Securities Act of 1933.  As of March 31, 2008, 4,200,000 shares valued at $42,000 remains outstanding as subscriptions receivable.

9.   Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest. The Company issued 100,000 common shares of stock to its sole shareholder in acceptance of the incorporation expenses for the Company.

10.  Earnings Per Share:

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

11.  Income Taxes:

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.  These net operating losses expire as the following: $3,250 at 2027 and $574 at 2028.

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

Business Marketing Services, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.  The tax based net operating losses create tax benefits in the amount of $765 from inception through March 31, 2008.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of March 31, 2008 are as follows:

Deferred tax assets:
Federal net operating loss	$574
State net operating loss	191

Total Deferred Tax Asset	765
Less valuation allowance	(765)
0

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	15.0%
State tax, net of federal benefit	5.0%
Increase in valuation allowance	(20.0%)

Effective income tax rate	0.0%

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of Business Marketing Services, Inc. as of December 31, 2007 and the related statements of operations, stockholders’ equity, and cash flows for the 25 days then ended. These financial statements are the responsibility of company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of The Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Business Marketing Services, Inc. at December 31, 2007 and the results of its operations and its cash flows for the 25 days then ended in conformity with U.S. Generally Accepted Accounting Principles.

Gately & Associates, L.L.C.
Altamonte Springs, FL
May 29, 2008

BUSINESS MARKETING SERVICES, INC.
(a development stage company)
BALANCE SHEET
As of December 31, 2007

ASSETS

CURRENT ASSETS	12/31/2007

Cash	$-

Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued Expenses	$1,750

Total Current Liabilities	1,750

TOTAL LIABILITIES	1,750

STOCKHOLDERS' EQUITY

Preferred Stock - Par value $0.0001;
Authorized: 50,000,000
None issues and outstanding	-

Common Stock - Par value $0.0001;
Authorized: 200,000,000
Issued and Outstanding: 15,000,000	1,500

Additional Paid-In Capital	-
Accumulated Deficit	(3,250)

Total Stockholders' Equity	(1,750)

TOTAL LIABILITIES AND EQUITY	$-

The accompanying notes are an integral part of these financial statements.

BUSINESS MARKETING SERVICES, INC.
(a development stage company)
STATEMENT OF OPERATIONS
from inception (December 7, 2007) through December 31, 2007

FROM
INCEPTION
TO 12/31/07

REVENUE	$-

COST OF SERVICES	-

GROSS PROFIT OR (LOSS)	-

GENERAL AND ADMINISTRATIVE EXPENSES	3,250

NET INCOME (LOSS)	(3,250)

ACCUMULATED DEFICIT, BEGINNING BALANCE	-

ACCUMULATED DEFICIT, ENDING BALANCE	$(3,250)

Earnings (loss) per share	$(0.00)

Weighted average number of common shares	15,000,000

The accompanying notes are an integral part of these financial statements.

BUSINESS MARKETING SERVICES, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
From inception (December 7, 2007) through December 31, 2007

		COMMON	PAID-IN	ACCUM.	TOTAL
	SHARES	STOCK	CAPITAL	DEFICIT	EQUITY

Stock issued on acceptance	15,000,000	$1,500	$-	$-	$1,500
of incorporation expenses
December 7, 2007

Net Income (Loss)				(3,250)	(3,250)

Total, December 31, 2007	15,000,000	$1,500	$-	$(3,250)	$(1,750)

The accompanying notes are an integral part of these financial statements.

BUSINESS MARKETING SERVICES, INC.
(a development stage company)
STATEMENTS OF CASH FLOWS
from inception (December 7, 2007) through December 31, 2007

FROM
INCEPTION
CASH FLOWS FROM OPERATING ACTIVITIES	TO 12/31/07

Net income (loss)	$(3,250)

Stock issued as compensation	1,500
Increase (Decrease) in Accrued Expenses	1,750

Total adjustments to net income	3,250

Net cash provided by (used in) operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES

None	-

Net cash flows provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

None	-

Net cash flows provided by (used in) financing activities	-

CASH RECONCILIATION

Net increase (decrease) in cash	-
Cash - beginning balance	-

CASH BALANCE - END OF PERIOD	$-

The accompanying notes are an integral part of these financial statements.

Business Marketing Services, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

1.   Summary of significant accounting policies:

Industry:

Business Marketing Services, Inc. (the Company), was incorporated in the state of Delaware as of December 7, 2007. Business Marketing Services’ plan of business is to publish and distribute 13 month calendars that will be marketed to businesses of all industries to hand out to their customer’s as a promotional tool and to publish and distribute industry and profession specific wall planners.

The Company has adopted its fiscal year end to be December 31.

Results of Operations and Ongoing Entity:

The Company is considered to be an ongoing entity for accounting purposes; however, there is substantial doubt as to the Company's ability to continue as a going concern. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources:

In addition to the stockholder funding capital short-falls, the Company anticipates interested investors that intend to fund the Company's growth.

Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting:

The Company's financial statements are prepared in accordance with U.S. generally accepted accounting principles.

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Business Marketing Services, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments:

The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2.   Related Party Transactions and Going Concern:

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company's shareholder funds The Company's activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

3.   Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4.   Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

Business Marketing Services, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

5.   Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6.   Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7.   Operating Lease Agreements:

The Company has no agreements at this time.

8.   Stockholder's Equity:

Preferred stock includes 50,000,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

Common Stock includes 200,000,000 shares authorized at a par value of $0.0001, of which 15,000,000 have been issued for the amount of $1,500 on December 07, 2007 in acceptance of the incorporation expenses for the Company.

9.   Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest. The Company issued 100,000 common shares of stock to its sole shareholder in acceptance of the incorporation expenses for the Company.

10.  Earnings Per Share:

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

11.  Income Taxes:

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.  These net operating losses expire as the following: $3,250 at 2027.

Business Marketing Services, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.  The tax based net operating losses create tax benefits in the amount of $650 from inception through December 31, 2007.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2007 are as follows:

Deferred tax assets:
Federal net operating loss	$488
State net operating loss	162

Total Deferred Tax Asset	650
Less valuation allowance	(650)
0

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	15.0%
State tax, net of federal benefit	5.0%
Increase in valuation allowance	(20.0%)

Effective income tax rate	0.0%

 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We need to raise additional capital in order to meet our “year one” projections. We have $42,600 cash on hand but expect to need a minimum of $111,700 in the first six months of operations in order to design, produce and print the two batches of 5,000 calendars, hire a sales person, create a website and list the company on the OTCBB Exchange. The $111,700 is based on the company producing no revenues until November of 2008.

We are unsure if we will be able to raise the additional $69,100 that we will need in order to fulfill our “year one” projections. If we are unable to raise the capital in time to meet the deadline for the 2009 calendar year we intend to focus on raising the necessary funds to produce a calendar for the 2010 calendar year.

Our plan is to sell enough advertising space by October 15, 2008 to meet the deadline to complete the design, publishing and distribution of 9,000 wall planners. The 9,000 will consist of 3,000 that are golf industry specific, 3,000 that are wedding industry specific and 3,000 that are automobile industry specific. The cost to produce each batch of 3,000 wall planners is $5,500. The wall planners will only be ordered when enough advertising space is sold. The cost to ship the wall planners is $2,628.

We believe that the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, our ability to sell advertising space on future wall planners, the sale of our calendars, decisions to expand our business operations to additional cities, changes in the general economic conditions and those other factors that we’ve identified and some that we may have not.

Revenues/Expenditures

The following is a summary of the expected revenue and costs resulting from the production of 5,000 13 month “nature themed” wall calendars. The calendars will be initially printed with a blank space at the bottom and has to be re-printed with a customer’s name and information on it. The company initially plans on marketing two different calendars of 5,000 each.

Revenue:
Per calendar cost to customer (minimum order of 300): $5.50 each X 5,000 = $27,500
Expenditures:
Commission to sales person: $4,125
Cost to produce the photos: $13,000
Graphic design and printing for each batch of 5,000: $13,000
Packaging and shipping: $0
General administrative expenses: $500
Total: $30,625
Gross Profit in year one: - $3,125
Gross Profit in year two: $9,875

The following is a summary of the expected revenue and costs resulting from the production of an industry specific run of 3,000 wall planners. The company initially plans on marketing three different wall planners of 3,000 each.

Revenue:
18 Advertising Spaces ($2,000 each): $36,000
Feature Ad ($10,000)
Total: $46,000

Expenditures:
Commission to sales person: $6,900 (15% of sales)
Graphic design and printing: $5,500
Packaging and shipping: $2,628
General administrative expenses: $500
Total: $15,528

Total “Year One” Projected Revenue and Expenditures:
Commission to sales person: $28,950
Salary to sales person: $12,000
Photography and models: $23,400
Graphic design and printing: $42,500
Packaging and shipping: $7,884
General administrative expenses: $5,000
Website creation and one year of hosting: $5,000
Office rent (12 months): $2,580
Miscellaneous: $2,000
Accounting: $7,000
Legal: $25,000
Total projected expenditures: $161,314
Total projected revenue: $193,000

Total estimated gross profit in “year one” if all the advertising on the wall planners and all 10,000 calendars are sold: $31,686.The company’s first year profits are impacted by “one time” costs such as the cost to take the company public and the costs associated with acquiring the photos for the calendars. The photos for the calendars will be re-used in subsequent years at no additional cost to the company.

Results of Operations

For the period from inception through December 31, 2007, we had no revenue. Expenses for the period totaled $1,750 resulting in a net loss of $3,250.

Capital Resources and Liquidity

As of March 31, 2008 we had $42,000 in cash.

While we are attempting to commence operations and produce revenues, our cash position may not be significant enough to support our daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While we believe in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of July 11 , 2008 are as follows:

NAME	AGE	POSITION

Doug Black	51	President, Chief Executive Officer, Secretary, Principal Accounting Officer, Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Doug Black

Mr. Black was hired as a bartender in April 1986 by a local bar in Wenatchee. Mr. Black went on to become the bars’ manager a few years later. While he was employed as the manager he was hired by the owners to assist in the creation of new bar/lounges in Wenatchee and other cities in the State of Washington including the design, construction, ordering of supplies and hiring of staff.

In 1995, Mr. Black with the assistance of some investors purchased a “Darigold” franchise which had the distribution rights of certain areas of Washington State. In 1998 Mr. Black sold the franchise to one of his investment partners. Since 1998 Mr. Black has been employed by the “Buzz Inn” in Wenatchee on a full time basis as a dealer and a pit boss in their casino. In Mr. Black’s role at the casino he has had the opportunity to meet and be-friend a number of local businessmen who urged him to follow through with his plan of business for Business Marketing Services Inc.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Doug Black, Chairman, Chief Executive Officer and Chief Financial Officer	2007	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through December 31, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2007 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

 Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have an employment agreement with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of July 11 , 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Doug Black 701 Fifth Ave, 42nd Fl Seattle, WA 98104	15,000,000	78.1%

Common Stock	All executive officers and directors as a group	15,000,000	78.1%

(1)  Based upon 19,200,000 shares outstanding as of July 23, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On December 7, 2007, we issued 15,000,000 founder shares of common stock to Doug Black pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The total purchase price of the Shares was $1,500.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

BUSINESS MARKETING SERVICES, INC.
4,200,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:   July , 2008

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$8.25
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,008.25

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Delaware in December 2007 and 15,000,000 founder shares were issued to Doug Black for a total purchase price of $1,500. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In March 2008, we completed a Regulation D Rule 506 offering in which we sold 4,200,000 shares of common stock to 42 investors, at a price per share of $0.01 per share for an aggregate offering price of $42,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Shawn Arizmendi	100,000
Brian Bilderback	100,000
Cami Bilderback	100,000
Lisa Chivers	100,000
Denise Cook	80,000
Michael Cornish	100,000
Jennifer Couch	100,000
Robert Couch	100,000
Renee Cummings	100,000
Jeff Dennis	100,000
Cory Easley	100,000
Curtis Egtuedt	100,000
Arlen Gatzga	50,000
Chris Gorny	50,000
Ernest Hawthorne	100,000
Michael Hooton	50,000
Keegan Hughes	100,000
Sharon Hughes	100,000
James Hull	150,000
Hartley Jones	150,000
Gerilyn Kaye	150,000
Jeffrey Kennedy	100,000
Patricia Kyser	120,000
Celeste Lee	120,000
Feliz Makarness	100,000
Jose Martinez II	100,000
Marco Martinez	100,000
Walter Matzuy	80,000
Jeffrey Moore	80,000
Cherina O’Flaherty	100,000
David Piffer	100,000
Shannon Rasmussen	80,000
Colin Richardson	150,000
Sheena Ritter	120,000
Bridgit Shales	100,000
Chad Shales	100,000
Jennifer Shefley	100,000
Thomas Shepard	120,000
James Slater	100,000
Holly Smith	50,000
Michael Termuende	80,000
Joffre Williams	120,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in March 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Gately & Associates, LLC
23.2	Consent of Counsel, as in Exhibit 5.1

* Incorporated by reference to original Form S-1 filed on June 30, 2008.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Seattle, Washington on July 11 , 2008.

BUSINESS MARKETING SERVICES, INC.

By:	/s/ Doug Black
Doug Black
Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer